SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported)     July 28, 2000

        Protection One, Inc.             Protection One Alarm Monitoring, Inc.
     (Exact Name of Registrant                 (Exact Name of Registrant
      as Specified in Charter)                  as Specified in Charter)

              Delaware                                  Delaware
    (State or Other Jurisdiction              (State or Other Jurisdiction
         of Incorporation)                         of Incorporation)

              0-247802                                 33-73002-1
      (Commission File Number)                  (Commission File Number)

             93-1063818                                93-1065479
          (I.R.S. Employer                          (I.R.S. Employer
        Identification No.)                       Identification No.)

        6011 Bristol Parkway                      6011 Bristol Parkway
   Culver City, California 90230             Culver City, California 90230
  (Address of Principal Executive           (Address of Principal Executive
    Offices, Including Zip Code)              Offices, Including Zip Code)

           (310) 342-6300                            (310) 342-6300
  (Registrant's Telephone Number,           (Registrant's Telephone Number,
       (Including Area Code)                      Including Area Code)

Item 5.  Other Events


     As we have previously disclosed, we have been advised by the Staff of the Division of Corporation Finance of the Securities and Exchange Commission that, in its view, there are errors in our previously filed financial statements that are material and which, in the view of the Staff, have had the effect of inflating reported earnings commencing with the year ended December 31, 1997. We have had extensive discussions with the Staff and exchanged numerous letters extending over a period of more than 18 months about the purchase price allocated to intangible customer accounts in the Multifamily and Westinghouse Security Systems acquisitions, the methodology we used to amortize intangible customer accounts and other matters. In our Form 10-Q for the quarter ended September 30 1999, we disclosed that we restated our financial statements for 1998 and for the quarters ended March 31, 1999 and June 30, 1999 to reallocate portions of the initial purchase price for acquired businesses in our Multifamily business segment. The reallocations involved an increase of the amount allocated to customer accounts by $19 million, a reduction of goodwill by $13 million and an increase in deferred taxes payable by $6 million. In addition, following the conclusion of a comprehensive review of our amortization policy undertaken during the third quarter of 1999, we changed the method we had historically used for amortizing the cost of customer accounts for our North American and Europe customer pools. The method used for these pools changed from a straight-line amortization over ten years to a ten-year 130% declining balance method in the case of the North America pool and a 125% declining balance method in the case of the Europe pool. The adoption of the declining balance method effectively shortened the estimated expected average customer life of these two customer pools. For further discussion of these changes and their effect on our financial results reference is made to our Form 10-Q for the quarter ended September 30, 1999.

     Following our announcement of these changes, we had no further communications from the Staff until April 4, 2000 when in response to our inquiry concerning processing of filings by Protection One the Staff resumed its inquiry on these matters.

     In a letter from the SEC Staff dated May 16, 2000, the Staff stated that "the information that [Protection One] provided strongly suggests the presence of departures from GAAP in Western Resources' accounting for the acquisition of [Westinghouse Security Systems], and in the subsequent accounting for those acquired assets by [Protection One]." More spe-cifically, the Staff's letter states that it is concerned that Western Resources and Protection One "improperly inflated" reported earnings following the Westinghouse Security Systems acquisition. This letter also contains comments and requests for information concerning the initial and final valuation of Westinghouse Security Systems' customer accounts, the $12.75 million write down of the value of customer accounts acquired from Westinghouse Security Systems that was recorded in the fourth quarter of 1997, shortening of the estimated life of customer accounts acquired from Westinghouse Security Systems no later than the end of 1997 and the valuation of acquired alarm monitoring software.

     We responded by letter dated May 31, 2000 to each of the comments contained in the Staff`s May 16th letter, indicated our strong disagreement with the views of the Staff and stated our belief that there are no issues of "inflated earnings," "departures from GAAP," or "errors" in our historic financial statements. Our independent public accountants, Arthur Andersen LLP, indicated they concurred with the accounting decisions of Protection One.

     After another exchange of letters in June as a result of which we supplied more information to the Staff, on July 6, 2000, Company personnel and our advisors met with members of the Staff.

     Thereafter, in a letter dated July 7, 2000 the Staff stated that Protection One's financial statements should be "revised to reflect corrections of accounting errors and revisions of disclosures" as more fully discussed in the July 7th letter. The Staff's letter discussed six areas which it believed required changes. Four of those areas relate to the acquisition of the security business of Westinghouse. The remaining two areas related to the accounting for ordinary amortization of security accounts and the accounting for the effects of unanticipated customer attrition. Among other things, the Staff stated its view that aspects of our accounting for the acquisition of the Westinghouse security business could be indicative of "manipulative intent"--a statement with which we strongly disagree.

     By letter dated July 25, 2000, Protection One advised the Staff of Protection One's strong disagreement with the views of the Staff regarding these accounting matters. Arthur Andersen LLP has reviewed the correspondence, been consulted on responses to the SEC and have confirmed to the SEC Staff that they are not aware of modifications needed to fairly present our historical financial statements.

     On July 25, 2000, the Staff advised us orally that this matter had been referred to the Enforcement Division of SEC for consideration. We have not been contacted by the staff of the Division of Enforcement. By letter dated July 27, 2000, the Staff advised us that they had reviewed Protection One's letter of July 25th and requested that Protection One amend its filings "in a manner that is fully responsive to our July 7th letter without further delay." The Staff advised that if amendments were not filed promptly, they would consider what action, if any, would be appropriate under the circumstances. In our July 25th letter, we had requested the opportunity to meet again together with more senior members of the Staff to discuss these matters further--a meeting which the Staff in its July 27th letter indicated it would arrange.

     At present, we are unable to predict the outcome of our disagreements with the Staff. To date, our discussions with the Staff have occurred over 18 months and the process of resolving these matters could extend over a protracted period. Were we to make revisions to our financial statements, based upon our understanding of the Staff's request (the Staff has never indicated what values alternative to the ones used by Protection One it would find to be acceptable), such revisions would result in a material adverse effect on our financial position and results of operations. We cannot predict what action the Staff may take, including enforcement action, that will further impact us or our financial statements, or the effect or timing of any such action if taken.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Protection One, Inc.

Date:  July 28, 2000                   By:  /s/ Anthony D. Somma
       ---------------------------          --------------------------------
                                                  Anthony D. Somma
                                              Chief Financial Officer

                                       Protection One Alarm Monitoring, Inc.

Date:  July 28, 2000                   By:  /s/ Anthony D. Somma
       ---------------------------          --------------------------------
                                                  Anthony D. Somma
                                              Chief Financial Officer